Exhibit 31.1

Certification of Chief Executive Officer

I, James N. Woody, M.D., Ph.D., certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2021, of 180 Life Sciences Corp. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2022

/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer (Principal Executive Officer)